Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

                    Registration Rights Agreement (this "Agreement") dated as of December 2, 2002 by and among Trek Resources, Inc. a Delaware corporation (the "Company"), Michael E. Montgomery, an individual residing in Dallas County, Texas ("Montgomery"), and Faye C. Briggs, an individual residing in Dallas County, Texas ("Briggs"). Briggs and Montgomery are collectively referred to herein as the "Investors".

RECITALS

                    WHEREAS, on December 2, 2002, the Company and the Investors executed a Stock Purchase Agreement (the "Purchase Agreement") whereby the Investors purchased shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), from the Company;

                    WHEREAS, pursuant to the Purchase Agreement, the Investors may acquire shares of the Company's Common Stock upon the conversion of and as payment of dividends on the Series A Preferred Stock held by them; and

                    WHEREAS, the parties hereto hereby desire to set forth the Investors' rights and the Company's obligations to cause the registration of the Registrable Securities (as defined herein) pursuant to the Securities Act (as defined herein);

                    NOW, THEREFORE, in consideration of the purchase by the Investors of the Shares of Series A Preferred Stock pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions

As used in this Agreement:

"Agent" means the principal placement agent on an agented placement of Registrable Securities.

"Commission" shall mean the Securities and Exchange Commission.

                    "Common Stock" shall mean (i) the common stock, par value $.01 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

                    "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

"Holders" shall mean the Investors and the transferees of the Registrable Securities of the Investors, at such times as such Persons shall own Registrable Securities.

                    "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

                    "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"Piggyback Registration" shall have the meaning set forth in Section 2.

"Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

                    "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                    "Registrable Securities" shall mean the Shares; provided, however, that Registrable Securities shall not include any Registrable Securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation under Section 2 to register any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder and an owner of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not such right is currently exercisable.

"Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

"Securities Act" shall mean the Securities Act of 1933.

"Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

                    "Shares" shall mean (i) the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock held by the Holders or (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to the Shares of Series A Preferred Stock held by the Holders or the shares referenced in clause (i) above.

                    "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise) and transferring title thereto, assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

                    "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

"Violation" shall have the meaning set forth in Section 6.1.

Section 2. Piggyback Registration.

                    2.1.   If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) equity securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any applicable replacement or successor forms), the Company shall promptly (and in no event less than 20 days prior to an initial filing of a registration statement with the Commission with respect to such offering) give the Holders written notice of such registration, including an offer to include in such registration the aggregate number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Upon the written request of each Holder given within 10 days following the date of receipt of such notice and offer, the Company shall cause to be included in such registration statement and use its commercially reasonable efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2 without any obligation or liability to any Holder.

                    2.2.   If the Underwriters' Representative or Agent shall advise the Company that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account; second, the Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 2 on a pro rata basis; and third, all other securities requested to be included in such registration. For purposes of the foregoing, a material adverse effect on an offering of primary shares by the Company shall be deemed to exist if the Underwriters' Representative or Agent advises the Company in writing that, in its opinion, the amount of securities requested to be included in such offering exceeds the amount which can be sold in such offering within a price range acceptable to the Company.

2.3. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 2.

Section 3. Registration Procedures. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                    3.1.   Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's commercially reasonable efforts to cause such registration statement to become effective.

                    3.2.   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 4.2. The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period during which this Agreement requires the Registration Statement to remain Continuously Effective, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (including prospective events such as a significant acquisition or disposition of other material assets), the Company shall promptly notify the Holders and, as soon as practicable thereafter (and in any event within 60 days of such notice), the Company shall amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement, each such Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its commercially reasonable efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

                    3.3.   Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

                    3.4.   Use the Company's commercially reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    3.5.   In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

                    3.6.   Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

                    3.7.   Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

                    3.8.   Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

                    3.9.   Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                    3.10  Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

3.11. Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

3.12. Take such other actions as are reasonably required in order to facilitate the disposition of Registrable Securities included in each such registration.

                    Section 4.   Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

                    4.1.   Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration; and

                    4.2.   Agree to sell their Registrable Securities to the underwriters (if any) at the same price and on substantially the same terms and conditions (including the execution of lock-up agreements) as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement in a customary form reasonably satisfactory to the Company.

                    Section 5.    Expenses of Registration. The Company shall bear and pay all expenses and fees incurred in connection with any Piggyback Registrations pursuant to Section 2 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 7), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and fees and expenses of counsel to the Selling Holders.

Section 6. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

                    6.1.    To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                         (i)     Any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed in accordance herewith, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

(ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (iii)   Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 6 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so.

                    6.2.   To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld.

                    6.3.    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                    6.4.    If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

                        (i)     The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1 and Section 6.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                        (ii)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    6.5   If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6.4.

                    6.6.    The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

                    Section 7.   Transfer of Registration Rights. The rights of a Holder hereunder may be Transferred to (i) any affiliate (as defined in Rule 12b-2 under the Exchange Act) of a Holder or (ii) any other Person upon the prior written consent of the Company; provided, however, that any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and provided, further, that the Transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee and the number of Registrable Securities which shall have been so Transferred.

Section 8. Amendment, Modification and Waivers; Further Assurances.

                        (i)     This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.

                        (ii)    No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                        (iii)   Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

                    Section 9.   Assignment; Benefit.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing two-thirds in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor as permitted by Section 7.

Section 10. Miscellaneous.

                    10.1.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

                    10.2.   Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery as follows: (a) if to any Holder, at its last known address appearing on the books of the Company maintained for such purpose or as set forth in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement; and (b) if to the Company, at 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, facsimile number (214) 373-8035; or at such other address or facsimile number as may be substituted by notice given as herein provided. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                    10.3.   Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and this Agreement embodies the entire understanding among the parties relating to such subject matter.

10.4. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                    10.5.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                    10.6.   Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

10.7. Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

                    10.8.   Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding or issuable by the Company.

                    10.9.   No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

TREK RESOURCES, INC.

By: /s/ Michael E. Montgomery Name: Michael E. Montgomery Title: President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

/s/ Michael E. Montgomery Michael E. Montgomery

/s/ Faye C. Briggs Faye C. Briggs

EXHIBIT A
to
Registration Rights Agreement

AGREEMENT TO BE BOUND
BY THE REGISTRATION RIGHTS AGREEMENT

            The undersigned, being the transferee of [describe securities received by transferee] of Trek Resources, Inc., a Delaware corporation (the "Company"), as a condition to the receipt of such securities, acknowledges that matters pertaining to the registration of the Common Stock underlying the transferred securities or such transferred securities, as the case may be, is governed by the Registration Rights Agreement dated as of December 2, 2002 among the Company, Michael E. Montgomery and Faye C. Briggs (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

Agreed to this __ day of ______________, ____________.

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*Include address for notices.